Exhibit 21.1

PRINCIPAL SUBSIDIARIES OF DYCOM INDUSTRIES, INC.

The following table sets forth the Registrant's principal subsidiaries and the jurisdiction of incorporation of each. Each subsidiary is 100% owned by the Registrant or its subsidiaries.

Subsidiary	Jurisdiction
Ansco & Associates, LLC	Delaware
Blair Park Services, LLC	Delaware
Broadband Express, LLC	Delaware
C-2 Utility Contractors, LLC	Delaware
CableCom, LLC	Delaware
Cavo Broadband Communications, LLC	Delaware
CertusView Technologies, LLC	Delaware
Communications Construction Group, LLC	Delaware
Dycom Capital Management, Inc.	Delaware
Dycom Corporate Identity, Inc.	Delaware
Dycom Identity, LLC	Delaware
Dycom Investments, Inc.	Delaware
Engineering Associates, LLC	Georgia
Ervin Cable Construction, LLC	Delaware
Fiber Technologies Solutions, LLC	Delaware
Globe Communications, LLC	North Carolina
Golden State Utility Co.	Delaware
Ivy H. Smith Company, LLC	Delaware
Kanaan Communications, LLC	Delaware
Lambert’s Cable Splicing Company, LLC	Delaware
Locating, Inc.	Washington
NeoCom Solutions, LLC	Georgia
Nichols Construction, LLC	Delaware
Niels Fugal Sons Company, LLC	Delaware
North Sky Communications, LLC	Delaware
Parkside Site & Utility Company Corporation	Delaware
Parkside Utility Construction, LLC	Delaware
Pauley Construction, LLC	Arizona
Precision Valley Communications of Vermont, LLC	Delaware
Prince Telecom, LLC	Delaware
Professional Teleconcepts, LLC	Illinois
Professional Teleconcepts, LLC	New York
RJE Canada, ULC	Alberta, Canada
RJE Telecom, LLC	Delaware
Sage Telecommunications Corp. of Colorado, LLC	Colorado
Spectrum Wireless Solutions, LLC	Delaware
Star Construction, LLC	Delaware
TCS Communications, LLC	Delaware
TelCom Construction, Inc.	Minnesota
Tesinc, LLC	Delaware
Texstar Enterprises, Inc.	Texas
Tjader & Highstrom Utility Services, LLC	Delaware
Trawick Construction Company, LLC	Florida
Triple-D Communications, LLC	Delaware

Exhibit 21.1

Underground Specialties, LLC	Delaware
UtiliQuest, LLC	Georgia
VCI Construction, LLC	Delaware
VCI Utility Services, LLC	Delaware
White Mountain Cable Construction, LLC	Delaware